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                                                                    Exhibit 99.0

                Capital One Master Trust Aggregated Data for 1998


Defaults                                               $       736,712,825.18
Total Collections                                           12,892,544,427.03
Collections of Principal Receivables                        10,870,605,662.29
Collections of Finance Charge Receivables                    2,021,938,764.74
(includes amortization of annual membership
fees)
Monthly Servicing Fee Paid                                     157,452,876.95
Aggregate amount paid to Certificateholders                    554,346,185.20
allocable to interest
Aggegate amount paid to Certificateholders                   1,596,597,205.90
allocable to principal
Class A Investor Charge-Offs                                                0
Class B Investor Charge-Offs                                                0
Class C Investor Charge-Offs                                                0
Reductions in Collateral Indebtedness Interest         $        50,347,205.90